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                                                                     Exhibit 5.3

                                 August 18, 2003

News America Incorporated
1211 Avenue of the Americas
New York, New York  10036

The News Corporation Limited
c/o News America Incorporated
1211 Avenue of the Americas
New York, New York  10036

         Re:    Registration Statement on Form F-4/S-4 (SEC File No. 333-106822)
                ------------------------------------------------------------

Ladies and Gentlemen:

                We are acting as United States counsel to FEG Holdings, Inc., a Delaware corporation ("FEG Holdings"), Fox Entertainment Group, Inc., a Delaware corporation ("Fox Entertainment"), News America Marketing FSI, Inc., a Delaware corporation ("FSI"), and News Publishing Australia Limited, a Delaware corporation ("NPAL," and together with FEG Holdings, Fox Entertainment and FSI, the "U.S. Guarantors"), in connection with the registration statement on Form F-4/S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed issuance by News America Incorporated ("NAI") of up to US$150,000,000 aggregate principal amount of NAI's 4.750% Senior Notes due 2010 and up to US$350,000,000 aggregate principal amount of NAI's 6.550% Senior Notes due 2033 (the "Exchange Notes") in exchange for like amounts of NAI's outstanding 4.750% Senior Notes due 2010 and 6.550% Senior Notes due 2033 (the "Original Notes"), and the related joint and several, irrevocable and unconditional guarantees of the Exchange Notes on an unsecured, senior basis (the "Guarantees") by the U.S. Guarantors. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

                  1.       An executed copy of the Registration Statement.


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August 18, 2003
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                  2.       An executed copy of the Registration Rights
                           Agreement, dated as of March 4, 2003, by and among NAI, the guarantors named therein and J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., as representatives of the initial purchasers (the "Registration Rights Agreement").

                  3. Executed copies of the certificates representing the Original Notes.

                  4. Form of Exchange Notes and the related joint and several, irrevocable and unconditional guarantees of the Exchange Notes.

                  5.       The Amended and Restated Indenture, dated as of
                           March 24, 1993, as supplemented by the First
                           Supplemental Indenture, dated as of May 20, 1993, the Second Supplemental Indenture, dated as of May 28, 1993, the Third Supplemental Indenture, dated as of July 21, 1993, the Fourth Supplemental Indenture, dated as of October 20, 1995, the Fifth Supplemental Indenture, dated as of January 8, 1998, the Sixth Supplemental Indenture, dated as of March 1, 1999, the Seventh Supplemental Indenture, dated as of February 14, 2001 and the Eighth Supplemental Indenture, dated as of June 27, 2003 (as so supplemented, the "Indenture"), by and among NAI, The News Corporation Limited ("News Corporation"), the subsidiary guarantors named therein and The Bank of New York, as trustee (the "Trustee").

                  6. The Certificate of Incorporation of FEG Holdings, as certified by the Secretary of State of the State of Delaware on March 7, 2003 and by the Secretary of FEG Holdings on the date hereof as being complete, accurate, and in effect.

                  7. The Bylaws of FEG Holdings, as certified by the Secretary of FEG Holdings on the date hereof as being complete, accurate, and in effect.

                  8. Resolutions of the Board of Directors of FEG Holdings adopted by unanimous written consents dated March 4, 2003 and June 24, 2003, as certified by the Secretary of FEG Holdings on the date hereof as being complete, accurate, and in effect, relating to, among other things, the guarantee of the Original Notes, the registration of the Exchange Notes in connection with the exchange offer pursuant to the terms of the Registration

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                           Rights Agreement, and arrangements in connection
                           therewith, and relating to the Eighth Supplemental Indenture, dated as of June 27, 2003, and arrangements in connection therewith.

                  9. The Certificate of Incorporation of Fox Entertainment, as certified by the Secretary of State of the State of Delaware on March 7, 2003 and by the Secretary of Fox Entertainment on the date hereof as being complete, accurate, and in effect.

                  10. The Bylaws of Fox Entertainment, as certified by the Secretary of Fox Entertainment on the date hereof as being complete, accurate, and in effect.

                  11. Resolutions of the Board of Directors and the Audit Committee of the Board of Directors of Fox Entertainment adopted by unanimous written consent dated March 4, 2003 and at a meeting of the Board of Directors on June 24, 2003, each as certified by the Secretary of Fox Entertainment on the date hereof as being complete, accurate, and in effect, relating to, among other things, the guarantee of the Original Notes, the registration of the Exchange Notes in connection with the exchange offer pursuant to the terms of the Registration Rights Agreement, and arrangements in connection therewith, and relating to the Eighth Supplemental Indenture, dated as of June 27, 2003, and arrangements in connection therewith.

                  12. The Certificate of Incorporation of FSI, as certified by the Secretary of State of the State of Delaware on March 7, 2003 and by the Secretary of FSI on the date hereof as being complete, accurate, and in effect.

                  13. The Bylaws of FSI, as certified by the Secretary of FSI on the date hereof as being complete, accurate, and in effect.

                  14. Resolutions of the Board of Directors of FSI adopted by unanimous written consents dated March 4, 2003 and June 24, 2003, as certified by the Secretary of FSI on the date hereof as being complete, accurate, and in effect, relating to, among other things, the guarantee of the Original Notes, the registration of the Exchange Notes in connection with the exchange offer


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                           pursuant to the terms of the Registration Rights
                           Agreement, and arrangements in connection therewith, and relating to the Eighth Supplemental Indenture, dated as of June 27, 2003, and arrangements in connection therewith.

                  15. The Certificate of Incorporation of NPAL, as certified by the Secretary of the State of the State of Delaware on March 7, 2003 as being complete, accurate and in effect, and the Certificate of Amendment thereto, as certified by the Secretary of State of the State of Delaware on July 14, 2003 as being complete, accurate and in effect; and the Certificate of Incorporation of NPAL, as amended, as certified by the Secretary of NPAL on the date hereof as being complete, accurate, and in effect.

                  16. The Bylaws of NPAL, as certified by the Secretary of NPAL on the date hereof as being complete, accurate, and in effect.

                  17. Resolutions of the Board of Directors of NPAL adopted by unanimous written consents dated March 4, 2003 and June 24, 2003, as certified by the Secretary of NPAL on the date hereof as being complete, accurate, and in effect, relating to, among other things, the guarantee of the Original Notes, the registration of the Exchange Notes in connection with the exchange offer pursuant to the terms of the Registration Rights Agreement, and arrangements in connection therewith, and relating to the Eighth Supplemental Indenture, dated as of June 27, 2003, and arrangements in connection therewith.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have assumed that (i) each of News Corporation and the Trustee has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its respective obligations under the Indenture and the Guarantees, as applicable, (ii) each of News Corporation and the Trustee has duly authorized, executed and delivered the Indenture and the Guarantees, as applicable, (iii) each of News Corporation and the Trustee is duly organized, validly existing, and in good standing in all necessary jurisdictions, (iv) the Indenture constitutes a valid and

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binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Indenture, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Indenture or the Guarantees. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the applicable provisions of (i) the Delaware General Corporation Law, as amended, and (ii) the law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms "Delaware General Corporation Law, as amended" and "the law of the State of New York" include the statutory provisions contained therein, all applicable provisions of the Delaware and New York Constitutions and reported judicial decisions interpreting these laws. With respect to clause (ii) above, the opinion expressed herein is based on a review of those laws that, in our experience, are generally recognized as applicable to the transactions contemplated in the Documents.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) due delivery to NAI of the Original Notes in exchange for the Exchange Notes as specified in the Registration Rights Agreement, and (iii) assuming due execution, authentication, issuance and delivery of the Exchange Notes as provided in the Indenture, and due execution, authentication, issuance and delivery of the Guarantees to be endorsed on the Exchange Notes as provided in the Indenture, the Guarantees will constitute legal and binding obligations of each of the U.S. Guarantors and News Corporation.

                  In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion expressed above is also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and

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preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.3 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                              Very truly yours,

                                              /s/ HOGAN & HARTSON L.L.P.

                                              HOGAN & HARTSON L.L.P.



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